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                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 333-27721, 33-31436, 33-43523, 333-47985,
33-49887, 33-53785, 33-53785-01, 33-54935, 33-59152) and From S-8 (File Nos.
333-00451, 333-27799, 333-27805, 333-27807, 33-30317, 333-36739, 333-67367) of
PECO Energy Company and Subsidiary Companies of our report dated February 29, 2000 except for certain information included in Notes 2 and 4, for which the dates are March 24, 2000 and March 16, 2000, respectively relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Philadelphia, PA
March 30, 2000